As filed with the Securities and Exchange Commission on June 11, 2007
Registration No. 333-143140

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omniture, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	87-0619936 (I.R.S. Employer Identification Number)

550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joshua G. James
Chief Executive Officer
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
(801) 722-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Robert G. O’Connor J. Randall Lewis Wilson Sonsini Goodrich & Rosati Professional Corporation 2795 E. Cottonwood Pkwy, Suite 300 Salt Lake City, Utah 84121 801.993.6400	Shawn J. Lindquist Chief Legal Officer Omniture, Inc. 550 East Timpanogos Circle Orem, Utah 84097 801.722.7000	Laird H. Simons, III Jeffrey R. Vetter Fenwick & West LLP 801 California Street Mountain View, California 94041 650.988.8500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATARY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-143140) is solely to file Exhibits 1.1, 23.1, 23.2 and 99.6. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

SEC registration fee	$4,991
NASD filing fee	16,770
NASDAQ Global Market additional listing fee	65,000
Printing and engraving	150,000
Legal fees and expenses	500,000
Accounting fees and expenses	150,000
Transfer agent and registrar fees	10,000
Miscellaneous	53,239

Total	$950,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation and bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s Board of Directors or brought to enforce a right to indemnification.

•	The rights conferred in the certificate of incorporation and bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

During the last three years, we have issued unregistered securities to a limited number of persons, as described below.

1. In March 2007, we issued options to purchase 746,233 shares of our common stock at a weighted average price per share of $0.79. Such options were issued in connection with the exchange of options pursuant to our acquisition of Touch Clarity Limited.

2. In March 2006, we amended and restated the warrant described in paragraph 7 below to reduce the number of shares underlying such warrant to 202,407 shares of common stock.

3. In March 2006, we issued 250 shares of common stock to a consultant at a price per share of $4.98.

4. In March 2006, we issued 4,510,953 shares of Series C preferred stock to BAVP VII, L.P. upon conversion of 4,510,953 shares of Series C-1 preferred stock.

5. In January 2006, we issued 1,614,405 shares of Series C preferred stock to Hummer Winblad Venture Partners V, L.P. upon conversion of 1,614,405 shares of Series C-1 preferred stock.

6. In June 2005 and July 2005, we issued 7,740,834 shares of Series C-1 preferred stock to accredited investors at a price per share of $5.1674.

7. In November 2004, we issued to a reseller of our services a warrant to purchase up to a maximum of 504,054 shares of Series B-2 preferred stock at an exercise price of $1.91448 per share. As of December 31, 2005, the maximum number of shares underlying the warrant was equal to 337,346 shares of Series B-2 preferred stock.

8. Since January 1, 2003, we have issued options to purchase an aggregate of 8,301,841 shares of our common stock under our 1999 Equity Incentive Plan to employees, directors and consultants with exercise prices ranging from $0.11 to $9.20 per share.

9. Since January 1, 2003, we have issued an aggregate of 2,465,520 shares of our common stock to employees, directors and consultants upon exercise of options issued under and outside of our 1999 Equity Incentive Plan, with a weighted-average exercise price of approximately $0.1340 per share, for an aggregate of $330,399.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that the offer and sale of the securities described in Item 1 above were exempt from registration under the Securities Act by virtue of Regulation S promulgated thereunder because the offer and sale occurred outside the United States in accordance with the conditions set forth in Rule 903. We believe the offers, sales and issuances of the securities described in Items 2-9 above were exempt from registration under the Securities Act by virtue of Rule 506 of Regulation D promulgated thereunder and/or Section 4(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule or in reliance on Section 4(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of securities under compensatory benefit plans and contracts relating to compensation were our employees, directors or bona fide consultants and received the securities as compensation for services. Appropriate legends have been affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us. When we have relied on Rule 506 of Regulation D promulgated under the Securities Act, the investors in unregistered securities have been accredited investors. When we have relied on Section 4(2) of the Securities Act, we have received affirmative representations from the purchasers of unregistered securities regarding these purchasers’ financial sophistication.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.  The following exhibits are filed herewith or incorporated herein by reference:

			Incorporated by Reference
Exhibit					Exhibit			Filed
No.		Exhibit Description	Form	File No.	No.		Filing Date	Herewith

1.1		Form of Underwriting Agreement						X
2.1		Share Purchase Agreement, dated February 14, 2007, by and among Omniture, Inc., the Shareholders of Touch Clarity Limited, Paul Phillips, Helen Protopapas and Tim Brown, as the Warrantors, and Alta Berkeley LLP and Yehoshua Ennis collectively as the Shareholder Representative	8-K	000-52076	2.1		February 20, 2007
3.1		Amended and Restated Certificate of Incorporation of the Registrant currently in effect	10-Q	000-52076	3.1		August 11, 2006
3.2		Amended and Restated Bylaws of the Registrant currently in effect	10-Q	000-52076	3.2		August 11, 2006
4.1		Specimen Common Stock Certificate of the Registrant	S-1	333-132987	4.1		June 22, 2006
4.2		Amended and Restated Registration Rights Agreement, dated as of April 26, 2006, between the Registrant and Certain Holders of the Registrant’s Common Stock Named therein	S-1	333-132987	4.2		June 9, 2006
4.3		Silicon Valley Bank Second Amended and Restated Loan and Security Agreement dated January 10, 2006	S-1	333-132987	4.3		May 24, 2006
4.4		Registration Rights Agreement, dated February 14, 2007, by and among Omniture, Inc. and the Shareholders of Touch Clarity Limited	8-K	000-52076	2.1		February 20, 2007
5	.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1		Form of Indemnification Agreement entered into by and between the Registrant and its Directors and Officers	S-1	333-132987	4.1		May 24, 2006
10	.2A	1999 Equity Incentive Plan of the Registrant, as amended	S-1	333-132987	10	.2A	April 4, 2006
10	.2B	Forms of Stock Option Agreement under the 1999 Equity Incentive Plan	S-1	333-132987	10	.2B	April 4, 2006
10	.2C	Form of Stock Option Agreement under the 1999 Equity Incentive Plan used for Named Executive Officers and Non-Employee Directors	S-1	333-132987	10	.2C	June 9, 2006
10	.3A	2006 Equity Incentive Plan of the Registrant	10-K	000-52076	10	.3A	March 23, 2007
10	.3B	Forms of Stock Option Award Agreement used under the 2006 Equity Incentive Plan	10-K	000-52076	10	.3B	March 23, 2007
10	.3C	Form of Stock Appreciation Right Agreement and related forms under the 2006 Equity Incentive Plan used for Non-Employee Directors	10-Q	000-52076	10.2		May 15, 2007

			Incorporated by Reference
Exhibit					Exhibit			Filed
No.		Exhibit Description	Form	File No.	No.		Filing Date	Herewith

10	.4A	2006 Employee Stock Purchase Plan of the Registrant	S-1	333-132987	10	.4A	April 4, 2006
10	.4B	Form of Subscription Agreement under 2006 Employee Stock Purchase Plan	S-1	333-132987	10	.4B	April 4, 2006
10.5		Amended and Restated Employment Agreement between the Registrant and Joshua G. James	S-1	333-132987	10.5		June 22, 2006
10.6		Amended and Restated Employment Agreement between the Registrant and John R. Pestana	S-1	333-132987	10.6		June 22, 2006
10.7		Offer Letter with Michael S. Herring, dated October 20, 2004	S-1	333-132987	10.7		April 4, 2006
10	.8A	Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated as of May 9, 2003, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8A	April 4, 2006
10	.8B	First Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated May 6, 2004, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8B	April 4, 2006
10	.8C	Second Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated December 8, 2004, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8C	April 4, 2006
10	.8D	Third Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated April 30, 2005, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8D	April 4, 2006
10	.8E	Fourth Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated May 31, 2005, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8E	April 4, 2006
10	.8F	Fifth Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated January 25, 2006, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8F	April 4, 2006
10	.9*	Settlement and Patent License Agreement, dated February 28, 2006, by and between NetRatings, Inc. and the Registrant	S-1	333-132987	10.9		April 4, 2006
10.10		NetObjects, Inc. Warrant to Purchase Stock dated March 26, 2002	S-1	333-132987	10.10		April 4, 2006
10.11		Change of Control Agreement between the Registrant and Joshua G. James	S-1	333-132987	10.12		June 22, 2006
10.12		Change of Control Agreement between the Registrant and John R. Pestana	S-1	333-132987	10.13		June 22, 2006
10.13		Form of Change of Control Agreement entered into between Registrant and each of Brett M. Error and Christopher C. Harrington	S-1	333-132987	10.14		June 22, 2006
10.14		Change of Control Agreement between the Registrant and Michael S. Herring	S-1	333-132987	10.15		June 22, 2006
10.15		Master Finance Lease and Lease Covenant Agreement, dated March 5, 2007, by and between the Registrant and Zion’s Credit Corporation	8-K	000-52076	10.1		March 7, 2007
10.16		The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002	S-8	333-141352	99.5		March 16, 2007

			Incorporated by Reference
Exhibit					Exhibit		Filed
No.		Exhibit Description	Form	File No.	No.	Filing Date	Herewith

10.17		Forms of Agreements under The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002	S-8	333-141352	99.6	March 16, 2007
10.18		Touch Clarity 2006 U.S. Stock Plan	S-8	333-141352	99.7	March 16, 2007
10.19		Form of Stock Option Agreement under Touch Clarity Limited 2006 U.S. Stock Plan	S-8	333-141352	99.8	March 16, 2007
10.20		Separation Agreement entered into between the Registrant and John R. Pestana	10-Q	000-52076	10.20	May 15, 2007
10.21		Silicon Valley Bank Second Amendment to Second Amended and Restated Loan and Security Agreement dated May 14, 2007	10-Q	000-52076	10.1	May 15, 2007
21.1		List of Subsidiaries of the Registrant	10-K	000-52076	21.1	March 23, 2007
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2		Consent of KPMG LLP, Independent Auditor					X
23	.3**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1**	Power of Attorney
99	.1**	Consent of JupiterResearch
99	.2**	Consent of Forrester Research, Inc.
99	.3**	Consent of IDC
99.4		Consent of eMarketer, Inc.	S-1	333-13287	99.4	May 24, 2006
99	.5**	Consent of comScore Networks, Inc.
99.6		Consent of Duff & Phelps, LLC, Independent Valuation Firm					X
99.7		Consent of Forrester Research, Inc.	S-1	333-132987	99.2	May 24, 2006

*	The Securities and Exchange Commission has granted confidential treatment with respect to portions of this exhibit. A complete copy of this exhibit has been filed separately with the Commission.
**	Previously filed.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17.	UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on the 8th day of June, 2007.

OMNITURE, INC.

By:	/s/ Joshua G. James
Joshua G. James
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Joshua G. James Joshua G. James		Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2007

/s/ Michael S. Herring Michael S. Herring		Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	June 8, 2007

* D. Fraser Bullock		Director	June 8, 2007

* Gregory S. Butterfield		Director	June 8, 2007

* Mark P. Gorenberg		Director	June 8, 2007

* Rory T. O’Driscoll		Director	June 8, 2007

* John R. Pestana		Director	June 8, 2007

* Dana L. Evan		Director	June 8, 2007

*By	/s/ Joshua G. James Joshua G. James Attorney-in-Fact

EXHIBIT INDEX

			Incorporated by Reference
Exhibit					Exhibit		Filing	Filed
No.		Exhibit Description	Form	File No.	No.		Date	Herewith

1.1		Form of Underwriting Agreement						X
2.1		Share Purchase Agreement, dated February 14, 2007, by and among Omniture, Inc., the Shareholders of Touch Clarity Limited, Paul Phillips, Helen Protopapas and Tim Brown, as the Warrantors, and Alta Berkeley LLP and Yehoshua Ennis collectively as the Shareholder Representative	8-K	000-52076	2.1		February 20, 2007
3.1		Amended and Restated Certificate of Incorporation of the Registrant currently in effect	10-Q	000-52076	3.1		August 11, 2006
3.2		Amended and Restated Bylaws of the Registrant currently in effect	10-Q	000-52076	3.2		August 11, 2006
4.1		Specimen Common Stock Certificate of the Registrant	S-1	333-132987	4.1		June 22, 2006
4.2		Amended and Restated Registration Rights Agreement, dated as of April 26, 2006, between the Registrant and Certain Holders of the Registrant’s Common Stock Named therein	S-1	333-132987	4.2		June 9, 2006
4.3		Silicon Valley Bank Second Amended and Restated Loan and Security Agreement dated January 10, 2006	S-1	333-132987	4.3		May 24, 2006
4.4		Registration Rights Agreement, dated February 14, 2007, by and among Omniture, Inc. and the Shareholders of Touch Clarity Limited	8-K	000-52076	2.1		February 20, 2007
5	.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1		Form of Indemnification Agreement entered into by and between the Registrant and its Directors and Officers	S-1	333-132987	4.1		May 24, 2006
10	.2A	1999 Equity Incentive Plan of the Registrant, as amended	S-1	333-132987	10	.2A	April 4, 2006
10	.2B	Forms of Stock Option Agreement under the 1999 Equity Incentive Plan	S-1	333-132987	10	.2B	April 4, 2006
10	.2C	Form of Stock Option Agreement under the 1999 Equity Incentive Plan used for Named Executive Officers and Non-Employee Directors	S-1	333-132987	10	.2C	June 9, 2006
10	.3A	2006 Equity Incentive Plan of the Registrant	10-K	000-52076	10	.3A	March 23, 2007
10	.3B	Forms of Stock Option Award Agreement used under the 2006 Equity Incentive Plan	10-K	000-52076	10	.3B	March 23, 2007
10	.3C	Form of Stock Appreciation Right Agreement and related forms under the 2006 Equity Incentive Plan used for Non-Employee Directors	10-Q	000-52076	10.2		May 15, 2007
10	.4A	2006 Employee Stock Purchase Plan of the Registrant	S-1	333-132987	10	.4A	April 4, 2006
10	.4B	Form of Subscription Agreement under 2006 Employee Stock Purchase Plan	S-1	333-132987	10	.4B	April 4, 2006
10.5		Amended and Restated Employment Agreement between the Registrant and Joshua G. James	S-1	333-132987	10.5		June 22, 2006
10.6		Amended and Restated Employment Agreement between the Registrant and John R. Pestana	S-1	333-132987	10.6		June 22, 2006
10.7		Offer Letter with Michael S. Herring, dated October 20, 2004	S-1	333-132987	10.7		April 4, 2006

			Incorporated by Reference
Exhibit					Exhibit		Filing	Filed
No.		Exhibit Description	Form	File No.	No.		Date	Herewith

10	.8A	Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated as of May 9, 2003, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8A	April 4, 2006
10	.8B	First Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated May 6, 2004, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8B	April 4, 2006
10	.8C	Second Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated December 8, 2004, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8C	April 4, 2006
10	.8D	Third Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated April 30, 2005, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8D	April 4, 2006
10	.8E	Fourth Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated May 31, 2005, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8E	April 4, 2006
10	.8F	Fifth Amendment to Basic Lease Information and Canyon Park Technology Center Office Building Lease Agreement, dated January 25, 2006, between the Registrant and TCU Properties I, LLC	S-1	333-132987	10	.8F	April 4, 2006
10	.9*	Settlement and Patent License Agreement, dated February 28, 2006, by and between NetRatings, Inc. and the Registrant	S-1	333-132987	10.9		April 4, 2006
10.10		NetObjects, Inc. Warrant to Purchase Stock dated March 26, 2002	S-1	333-132987	10.10		April 4, 2006
10.11		Change of Control Agreement between the Registrant and Joshua G. James	S-1	333-132987	10.12		June 22, 2006
10.12		Change of Control Agreement between the Registrant and John R. Pestana	S-1	333-132987	10.13		June 22, 2006
10.13		Form of Change of Control Agreement entered into between Registrant and each of Brett M. Error and Christopher C. Harrington	S-1	333-132987	10.14		June 22, 2006
10.14		Change of Control Agreement between the Registrant and Michael S. Herring	S-1	333-132987	10.15		June 22, 2006
10.15		Master Finance Lease and Lease Covenant Agreement, dated March 5, 2007, by and between the Registrant and Zion’s Credit Corporation	8-K	000-52076	10.1		March 7, 2007
10.16		The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002	S-8	333-141352	99.5		March 16, 2007
10.17		Forms of Agreements under The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002	S-8	333-141352	99.6		March 16, 2007
10.18		Touch Clarity 2006 U.S. Stock Plan	S-8	333-141352	99.7		March 16, 2007
10.19		Form of Stock Option Agreement under Touch Clarity Limited 2006 U.S. Stock Plan	S-8	333-141352	99.8		March 16, 2007
10.20		Separation Agreement entered into between the Registrant and John R. Pestana, dated March 28, 2007	10-Q	000-52076	10.3		May 15, 2007
10.21		Silicon Valley Bank Second Amendment to Second Amended and Restated Loan and Security Agreement dated May 14, 2007	10-Q	000-52076	10.1		May 15, 2007

Incorporated by Reference
Exhibit					Exhibit	Filing	Filed
No.		Exhibit Description	Form	File No.	No.	Date	Herewith

21.1		List of Subsidiaries of the Registrant	10-K	000-52076	21.1	March 23, 2007
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2		Consent of KPMG LLP, Independent Auditor					X
23	.3**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1**	Power of Attorney
99	.1**	Consent of JupiterResearch
99	.2**	Consent of Forrester Research, Inc.
99	.3**	Consent of IDC
99.4		Consent of eMarketer, Inc.	S-1	333-132987	99.4	May 24, 2006
99	.5**	Consent of comScore Networks, Inc.
99.6		Consent of Duff & Phelps, LLC, Independent Valuation Firm					X
99.7		Consent of Forrester Research, Inc.	S-1	333-132987	99.2	May 24, 2006

*	The Securities and Exchange Commission has granted confidential treatment with respect to portions of this exhibit. A complete copy of this exhibit has been filed separately with the Commission.
**	Previously filed.